UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006 (November 8, 2006)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2006, John M. Sullivan, a member of Class II of the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”) announced his intent to retire from the Registrant’s Board of Directors. Mr. Sullivan intends to retire for personal reasons and not because of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Sullivan will continue to serve as a Class II director until the Registrant’s next regularly scheduled Board of Director’s Meeting. The Registrant anticipates that, by the time of the next regularly scheduled Board of Director’s Meeting, an individual will be identified for consideration and recommendation by the Governance and Nominating Committee, and appointment by the Registrant’s Board of Directors, to fill the vacancy created by Mr. Sullivan’s retirement in accordance with the Registrant’s code of regulations and other governing documents.
Item 7.01. Regulation FD Disclosure.
On November 8, 2006, the Registrant issued a press release announcing John M. Sullivan and Dr. John Walker’s intent to retire from the Registrant’s Board of Directors at the Registrant’s next regularly scheduled Board of Director’s Meeting. In Item 5.02 of the Current Report on Form 8-K filed on November 8, 2006, the Registrant previously reported the intention of Dr. Walker to retire as a member of Class I of the Registrant’s Board of Directors.
A copy of the press release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
          Not applicable.
(b) Pro forma financial information:
          Not applicable.
(c) Shell company transactions:
          Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on November 8, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: November 13, 2006	By:	/s/ David M. Aronowitz

Printed Name: David M. Aronowitz Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 13, 2006
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on November 8, 2006